SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials



                          Fairmount Chemical Co., Inc.
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         OF FAIRMOUNT CHEMICAL CO., INC.
                           TO BE HELD ON JUNE 7, 2001



     The Annual Meeting of Stockholders of FAIRMOUNT CHEMICAL CO., INC. will be held on Thursday, June 7, 2001, at 10:00 a.m. local time, at Fairmount's offices, 117 Blanchard Street, Newark, New Jersey 07105. The purposes of the meeting are to:


     1.   Elect five (5) directors for a term of one year.

     2. Ratification of the appointment of KPMG LLP as independent certified accountants for 2001.

     3.   Act upon such other matters as may properly come before the meeting.

     This notice is accompanied by Fairmount's annual report to stockholders for the year ended December 31, 2000, which shall not be deemed to be soliciting material or incorporated in the annexed proxy statement by reference.

     Only stockholders of record at the close of business on April 19, 2001 (the "Record Date") are entitled to vote at the meeting or any adjournment thereof.

     IMPORTANT: Whether or not you plan to attend the meeting, you are urged to complete the enclosed proxy card and sign and return it promptly in the enclosed postpaid return envelope. Returning the proxy card will not affect your right to revoke the proxy or to vote in person at the meeting.


                       By Order of the Board of Directors



                                 MARIA HAYDUCKA
                                    Secretary


Newark, New Jersey 07105
April 30, 2001

                          FAIRMOUNT CHEMICAL CO., INC.
                              117 Blanchard Street
                            Newark, New Jersey 07105

                                 PROXY STATEMENT

                      SOLICATION AND REVOCATION OF PROXIES

     The  enclosed  proxy is  solicited  by the Board of  Directors of Fairmount
Chemical Co., Inc. ("Fairmount") to be voted at the annual meeting of stockholders to be held on June 7, 2001, and at any adjournment of the annual meeting. The proxy is revocable at any time prior to its exercise either by execution of another proxy or by voting in person at the annual meeting.

     The stock transfer books of Fairmount will not be closed, but the board of directors has fixed the close of business on April 19, 2001, as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting or at any adjournment of the annual meeting. On that date, there were 8,292,866 shares of common stock outstanding. Each share is entitled to one vote on each matter properly brought before the meeting.

     The bylaws of Fairmount provide that, except as otherwise required by law or by Fairmount's Certificate of Incorporation, a majority in interest of all the stock issued and outstanding and entitled to vote shall constitute a quorum for the consideration of any question, but a lesser interest may adjourn the meeting from time to time. The affirmative vote of a plurality of the votes cast at the annual meeting is required to elect the three nominees for director named on the proxy, and the affirmative vote of a majority of the votes cast is required to ratify the appointment of KPMG LLP as independent certified public accountants for Fairmount for 2001.

     To assure adequate representation at the annual meeting, stockholders are requested to sign and return the enclosed proxy promptly. The shares represented by the proxy will be voted in accordance with the instructions of the person executing the same. In the absence of instructions to the contrary, proxies will be votes "FOR" the election of the five nominees for director named in the proxy, and "FOR" the ratification of the appointment of KPMG LLP as independent public accountants for Fairmount for 2001.

     This proxy statement and the enclosed form of proxy are first being mailed on or about May 4, 2001.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


Principal Holders of Voting Securities

     To management's knowledge, the table set forth below indicates the beneficial ownership (direct unless otherwise indicated) of the common stock of Fairmount as of April 30, 2001 by (i) persons owning more than 5% of such stock,
(ii) each director of Fairmount, (iii) each executive officer and (iv) by all officers and directors of Fairmount as a group.

                                         Amount and
Name and Address of Beneficial           Nature of
Owner or Designation of Group            Beneficial
Class                                    Ownership         Percentage
-----                                    ---------         ----------

Howard Leistner, Hedi Mizrack            4,789,200            57.7%
and Gilbert Leistner Irrevocable
Grantor Trust(1)
117 Blanchard Street
Newark, New Jersey 07105

Da Mota Family Partnership(2)            1,313,590            15.8%

Glen Da Mota(2)                            833,624            10.1%

Howard Leistner(3)(4)                    1,596,900            19.3%

Richard Mizrack(4)(7)                    1,596,600            19.3 %

Dr. Reidar Halle(4)(5)(6)                1,000,000            10.7 %

All Officers and Directors as a          4,193,500            45.1%
Group(4 Persons)


     The Howard Leistner, Hedi Mizrack and Gilbert Leistner Irrevocable Grantor Trust, which controls 57.7% of the outstanding shares of Fairmount, could elect the entire Board of Directors and ratify the appointment of KPMG LLP as independent certified public accountants. However, Howard Leistner, Hedi Mizrack and Gilbert Leistner each has been granted voting and investment power over 1,596,400 common shares held in the trust and no arrangement exists to direct the vote of the shares of the trust for the election of the directors or otherwise.


(1) On April 9, 1998 the transfer of 4,789,200 common shares and 5,400,000 of preferred shares of Fairmount's stock was executed from the Estate of William E. Leistner to the Howard Leistner, Hedi Mizrack and Gilbert Leistner Irrevocable Grantor Trust. This trust will terminate on June 19, 2002. Howard Leistner, Hedi Mizrack and Gilbert Leistner are William E. Leistner's children and each has been granted voting and investment power over 1,596,400 common shares held in the trust. Richard Mizrack is married to Hedi Leistner.

(2) Glen DaMota is the managing member of, and votes all of the shares held by, the DaMota Family Partnership.

(3) Includes 1,596,400 common shares in the Leistner Trust over which Howard Leistner has sole voting and investment power (See Note 1 above). (4) Currently a director of Fairmount. Howard Leistner is retiring as of the 2001 Meeting..

(5)  The named individual is an executive officer of Fairmount.

(6) Includes stock options of 1,000,000 common shares of which 1,000,000 are exercisable as of January 12, 2001.

(7) Richard Mizrack disclaims beneficial ownership over 1,596,500 common shares, 1,596,400 common shares of which are owned by his wife, Hedi
     Mizrack, in the Leistner Trust and over which she has sole voting and investment power and another 100 common shares which are owned by his wife individually (See Note 1 above).


ITEM ONE. ELECTION OF DIRECTORS

Nominees

     There are five directors to be elected. The board of directors recommends a vote "FOR" the election as directors of the following nominees, and unless otherwise directed, proxies received in response to this solicitation will be voted for the election as directors of the following three nominees to serve until the next annual meeting and until their successors are elected and qualified. Richard Mizrack and Reider Halle were elected at Fairmount's Annual Meeting of Stockholder's on May 19, 2000. The board of directors has amended the by-laws of the Company to provide for a board of not less than three nor more than five, as determined by the board. The board has determined that as of the 2001 Meeting, the number should be five.

     If for any reason any of these nominees becomes unable or unwilling to serve at the time of the meeting, it is the intention of the persons named in the proxy to vote the proxies for the remaining nominees and for such substitute nominees as the board of directors may designate, or if none are designated, the size of the board of directors will be reduced. It is not anticipated that any nominee will be unavailable for election.

     The following table and text furnishes for each nominee, name, age, and principal occupation for the past five years and the year he first became a director of the company.


Name and Age                                Principal Occupation
------------                                --------------------

Marshall Beil, 55           Partner, Ross & Hardies since 1994. Engaged in civil
                            litigation  and general law  practice  for 30 years;
                            has tried and argued  cases before state and federal
                            courts and the United States Supreme Court. Graduate
                            of  Swarthmore  College  (BA) and Harvard Law School
                            (JD,  cum  laude).   Represents  companies  in  many
                            industries. Ross & Hardies performs legal services for the company.

Glen A. DaMota 40           Real  estate   developer;   Director   and  Partner,
                            Wilhelmina   International,   New  York  (integrated
                            agency  representing  models,  media,  entertainment
                            stars),    General   Partner,    Argus   Development
                            (Minneapolis,  MN); Partner,  Curve Crest Properties
                            (Stillwater,  MN) and Metro Real Estate  (St.  Paul,
                            MN), D & E Investments (Eden Prairie, MN); managing member of the Da Mota Family Partnership; Chairman,
                            Content Division,  Orbit Travel.Com;  Partner, Riber
                            Sports Marketing Group (Cincinnati, OH). Member of the 1980 US National Hockey Team. Graduate of
                            Northern  Michigan  University  (BA in  History  and
                            Business Administration).

Beno Hubler, 64             President,  Northlake Limited,  Inc.,  International
                            Business  Consultant,  Chemical  Exports since 1987;
                            previously held many positions at Witco Corporation,
                            including from 1977 as Vice President, International
                            Chemical  Marketing.  MBA, INSEAD (Institut Europeen
                            d'Administration   des   Affaires,    Fontainebleau,
                            France);   B.Sc.,   Chemistry,   McGill  University,
                            Montreal,  Canada; Diploma, Textile Dyeing, Bradford
                            University, Bradford, England; Executive Programs at
                            Harvard Business School and The Wharton School.


Dr. Reidar  Halle, 58       President and Chief Executive Officer since January,
                            1998. Elected Director in September,  1997. Managing
                            Director  of Qual  Tech  Enterprises,  Inc.  1987 to
                            1998.  From  1971 to 1987  Dr.  Halle  held  various
                            technical   and   management   positions   at  Witco
                            Corporation. Graduate of Oslo University (Doctorate in Polymer Chemistry) in 1970.

Richard Mizrack, 58         Partner,   Mizrack  Gantt,   since  1997.   Counsel,
                            Feingold    &    Napoli,    LLP    1995   to   1996.
                            Partner/Shareholder,   Ober,   Kaler,   Grimes   and
                            Shriver,   1990  to   1995.   Trustee,   Polytechnic
                            Preparatory Country Day School. Has served or serves
                            as a director of US  subsidiaries of various foreign
                            corporations  and was a  representative  director of
                            Adeka Argus Chemical  Company Ltd.  (Japan)  through
                            1988.  Engaged in transnational  business  practice,
                            including   licensing  of   intellectual   property,
                            acquisitions and mergers, business law. . Director since 1997.


Related Transactions

     In May 1993, William E. Leistner purchased 5,400,000 shares of Fairmount's Convertible Cumulative Preferred Stock, par value $1.00 per share, in exchange for the cancellation of $5,400,000 of indebtedness owed him by Fairmount, which shares are held by the Leistner trust. Fairmount authorized the preferred stock in its Restated Certificate of Incorporation, which was filed with the Secretary of State of New Jersey on May 13, 1993, and amended in May 1994. Holders of preferred stock are entitled to common stock. Shares of Preferred Stock are redeemable under certain circumstances. A balance of the indebtedness of $491,600 remained as accrued interest after such conversion. On July 2, 1997 Fairmount replaced the $491,600 balance of the Leistner Loan, that was due April 1, 1998, with a promissory note to the Leistner Estate for the same amount, due January 1, 2005.

     On March 20, 1992, a Credit Facility Loan agreement was created with monies contributed to a fund by William E. Leistner and the Estate of Olga H. Knoepke. The outstanding borrowings from the Credit Facility were $1,080,000. On July 2, 1997 the Credit Facility was terminated and Fairmount replaced the $1,080,000 of credit facility borrowings with new promissory notes due January 1, 2005. The Leistner Estate received a note for $648,000. Three notes were issued to beneficiaries of the Knoepke Estate. These three notes were issued to the da Mota Family Partnership - $224,640, Glen da Mota - $142,560 and Lynn da Mota - $64,800.

     The Leistner Trust and the DaMota Family Partnership may each be deemed to be a "control person" of Fairmount as such term is defined in Exchange Act Rule 12b-2.


Executive Officers of the Company

     The name, age and all positions and officers with Fairmount of each executive officer is set forth below:

               Name and Age                      Position and Offices
               ------------                      --------------------

         Dr. Seymon Moshchitsky, 69              Vice President, Research and
                                                 Development

         Dr. Reidar  Halle, 58                   Director, Chief Executive
                                                 Officer, President

         Maria Hayducka, 47                      Secretary

         William C. Kaltnecker, 56               Treasurer, Controller


     The principal occupations for the past five years and stock ownership of the directors and nominees for director are described under the sub caption "Nominees" above.

     Dr. Seymon Moshchitsky was elected Vice President, Research and Development of Fairmount in August 1992. Prior to that Dr. Moshchitsky had been manager of Fairmount's Research and Development Department for over five years, and a Senior Research Chemist at Fairmount starting in 1982.

     Fairmount's executive officers are elected by the board of directors to hold office until the first meeting of the board of directors following the next annual meeting of stockholders and until their respective successors are elected. All officers are subject to removal, with or without cause, by the board of directors at any time.

     Ms. Hayducka was elected Secretary in May 1998. Ms. Hayducka has held various administrative positions since 1973.

     Mr. Kaltnecker serves as Fairmount's Controller since 1998 and was elected Treasurer in April 2001. From 1997 to 1998 he was Controller/Chief Financial Officer of Starlog Franchise Corporation. He served as Vice President-Controller of Global Intellicom, Inc. from 1996 to 1997 Mr. Kaltnecker served as Secretary/Treasurer and Chief Financial Officer of Parliament Hill Corporation from 1983 to 1996. Mr. Kaltnecker had served as a director of Health Advancement Services, Inc. from 1989 to 1993. From 1979 to 1983 he was Secretary/Treasurer and Chief Financial Officer of USR Industries, Inc., and from 1982 through 1983 also served as a director of that company.


Meetings of the Board of
Directors and Audit Committee


     During 2000, the board of directors held 8 meetings, including those held by conference telephone Each of the directors attended more than 60% of all meetings. The board has acted as the audit committee.



Section 16(a) Beneficial Ownership reporting Compliance


     Under SEC rules, Fairmount's directors, executive officers and beneficial owners of more than 10% of any Fairmount common stock are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, Fairmount believes that all its directors and executive officers during fiscal 2000 complied on a timely basis with all applicable filing requirement., Mr. Da Mota, and the Da Mota Family Partnership, beneficial owners of more than 10 percent of Fairmount's common stock, failed to file an initial statement of beneficial ownership, Form 3, timely. Mr. Da Mota is a nominee for director of Fairmount. Mr. Da Mota has advised Fairmount that he is in the process of preparing and filing this Form 3 with the SEC.



                          COMPENSATION OF DIRECTORS AND
                               EXECUTIVE OFFICERS


Compensation of Directors

     Non-employee directors of Fairmount received an annual cash retainer of $10,000. Non-employee directors received an additional fee of $1,000 for attending each board meeting and $500, for each telephonic board meeting of the board of directors. Directors who are also officers are not compensated for being directors.

     Howard Leistner, Chairman of the board, provided consulting services to Fairmount during 2000 and 1999 and Fairmount accrued $48,000 for those services in 1999 and $30,000 in 2000.

     During 1999 Fairmount paid $17,300 to the law firm of Mizrack & Gantt, of which Richard Mizrack is a partner. During 2000 Fairmount paid $6,200 to Mizrack & Gantt.

Executive Compensation

     Information with respect to the Chief Executive Officer and each individual serving as an executive officer of Fairmount on December 31, 2000 whose aggregate remuneration exceeded $100,000 during 2000 is set forth in tabular form below with respect to each of Fairmount's last three fiscal years:

                                                                                          Long-term
                                                                                         Compensation
                                                                                         ------------
Name and Principal                    Annual Compensation                                 Securities
------------------                    -------------------               All Other         Underlying
     Position                            Salary      Bonus             Compensation       Options (#)
     --------                       -------------    -------           ------------       -----------
Dr. Reidar Halle           2000     $154,100
(President and Chief       1999     $153,200         $48,500
Executive Officer)         1998     $  94,000                          $  54,000 (1)       1,000,000
         1997           -

Dr. Seymon Moshchitsky     2000     $112,900
(Vice President. Research  1999     $112,600         $ 5,000
and Development)           1998     $102,300


(1) Consulting fees paid to Dr. Halle while he served as interim President and Chief Executive Officer.

     Dr. Reidar Halle was elected by the board of directors as President and Chief Executive Officer on an interim basis in January 1998.

     On July 23, 1998 Fairmount entered an employment agreement with Dr. Halle. Under the agreement, which was made effective January 12, 1998, Dr. Halle became President and Chief Executive Officer. The agreement can be terminated by either party by giving thirty days notice. If Fairmount terminates agreement for any reason other than for cause, as defined, then Dr. Halle shall be paid an amount equal to six month's annual base salary on January 12, 1998.

     During the past three fiscal years, no compensation was awarded to, earned by or paid to any of the named executives (in the form of salary, bonus, stock appreciation rights, stock options or any other form of cash or non-cash consideration) other than as set forth in the chart above. Dr. Seymon Moshchitsky and Dr. Reidar Halle were each granted the use of a leased company car in 1999 and 2000.


Pension Plan

     Fairmount maintains a defined benefit pension plan for its employees. Pension benefits to be paid from, and contributions to the plan are of a unit benefit type related to basic salary including a base wage, overtime payments an shift premiums, but excluding bonuses, commissions and other special additional security benefits.

     The following table sets forth, in straight life annuity amounts the estimated annual benefits upon retirement at age 65 in calendar year 2000, based on the post-1989 benefit formula, in the final average pay and service classifications specified:


                                Years of Service

Final Average
Annual Pay      10          15          20          25          30          35
--------        --          --          --          --          --          --

$ 30,000       3,600       5,400       7,200       9,000      10,800      12,600

  60,000        8819      13,228      17,637      22,046      26,456      30,865

  90,000      14,369      21,553      28,737      35,921      43,106      50,290

 120,000      19,919      29,878      39,837      49,796      59,756      69,715

 150,000      25,469      38,203      50,937      63,671      76,406      89,104

 160,000      27,319      40,978      54,637      68,296      81,956      95,615

Estimated annual benefits upon retirement for all officers, as a group is $31,134.

     Other than as described in this proxy statement and provisions under a union contract, Fairmount does not have, and within the past five years has not had, any other bonus plan, profit-sharing, pension, retirement, stock option, stock purchase, deferred compensation or other remuneration or incentive plan for its directors, officers and employees.

     Fairmount's securities are traded over the counter and are not quoted on the automated quotation system of a registered securities association, The high and low bid prices for Fairmount's Common Stock during 2000 was $.37 and $.03 respectively.

     No stock options were granted during 2000 to purchase shares of the Company's common stock

     As of April 20, 2001, incentive stock options for 59,000 shares are outstanding under the Fairmount Chemical Co., Inc. held by 9 persons, including two executive officer who hold options to purchase 30,000 shares. As of April 20, 2000 the average per share exercise price of all options under the amended plan is $1.00.

     In addition to the incentive stock options, effective January 12, 1998, Dr, Reidar Halle, President and Chief Executive Officer of the Company was granted stock options to purchase One Million (1,000,000) shares of common stock at an exercise price of eleven cents ($.11) per share subject to the following vesting schedule.

                Vesting Date                     Exercisable Options
                ------------                     -------------------
              January 12, 1999                        334,000
              January 12, 2000                        333,000
              January 12, 2001                        333,000

ITEM TWO. RATIFICATION OF APPOINTMENT OF AUDITORS

     Subject to stockholder ratification, the board of directors, upon the recommendation of the audit committee has reappointed the firm of KPMG LLP as independent certified public accountants to audit the financial statements of Fairmount for 2001, a service which such firm has furnished to Fairmount since 1982. If the appointment is not ratified by the stockholders, the board of directors may reconsider its appointment. One or more members of this firm are expected to be present at the annual meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

     The board of directors recommends a vote "FOR" the ratification of the appointment of KPMG LLP as independent certified public accountants to audit the financial statements of Fairmount for 2001.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 21, 2001 for inclusion in the Company's Proxy Statement for that meeting.


                            EXPENSES OF SOLICITATION

     Solicitation of proxies is being made by management on behalf of the board of directors of Fairmount through the mail, in person and telephone through its regular employees who will not be additionally compensated. The cost of soliciting proxies will be borne by Fairmount. Fairmount will also reimburse brokerage houses and others for forwarding proxy material to beneficial owners of the shares.

                             AUDIT COMMITTEE REPORT

     The  Board of  Directors  served  as the  Audit  Committee.  In so doing it
reviewed  and  discussed  with  management  the  Company's   audited   financial
statements for the year ended December 31, 2000.

     The Board discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards 61, COMMUNICATION WITH AUDIT COMMITTEES.

     The Board received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors the independent auditors' independence.

     Based on the reviews and discussions referred to above, in reliance on management and the independent auditors, and subject to the limitations of our role in serving as the Company's audit committee, the Board of Directors included the financial statements in the Company's Annual Report on Form 10-K.

                                       Directors, acting as the Audit Committee:
                                       Howard Leistner
                                       Richard Mizrack
                                       Reidar Halle

                                   AUDIT FEES

     KPMG LLP billed us an aggregate of $81,000 in fees for professional services rendered in connection with the audit of our financial statements for the year ended December 31, 2000, the review of the financial statements included in each of our three quarterly reports on Form 10-QSB, and the audit of 2000 defined pension plan.


                                  OTHER MATTERS

     Fairmount's annual report to stockholders for the fiscal year ended December 31, 2000, a copy of which accompanies this proxy statement, is hereby incorporated by reference. Stockholders not receiving a copy of the annual report to stockholders may obtain one by writing or calling Maria Hayducka, Secretary, Fairmount Chemical Co., Inc., 117 Blanchard Street, Newark, NJ 07105,
(973) 344-5790.

     At the date of this proxy statement, Fairmount knows of no other matters which might be presented for shareholder action at the meeting. If any matter not described herein arises, the persons appointed by the enclosed proxy intend to vote the shares represented by them in accordance with their best judgment.

Dated:  April 30, 2001

                                             By Order of the Board of Directors,


                                                     MARIA HAYDUCKA

                                                        Secretary


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